                                                                    EXHIBIT 23.1

                            KYLE L. TINGLE, CPA , LLC

                                                                   April 7, 2010

To Whom It May Concern:

The firm of Kyle L. Tingle, Certified Public Accountant, LLC hereby consents to the inclusion of this report of February 17, 2010, accompanying the audited financial statements of School4Chauffeurs, Inc. , as of December 31,
2009 in the Form 10K.

Very truly yours,

/s/ KYLE L. TINGLE
________________________
Kyle L. Tingle, CPA, LLC

        P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452,
             Fax: (702) 436-4218, e-mail: ktingle@kyletinglecpa.com